                                                                   EXHIBIT 10.19

                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made on March 7, 2001, is between Lantronix, a Delaware corporation, ("Employer"), located at 15353 Barranca Parkway, Irvine, California 92618, and Debbie Ures, an individual, ("Employee"), residing at 7351 El Fuerte Street, Carlsbad, California, 92009, by virtue of the following facts, events, circumstances and desires:

                                   RECITALS

     A. WHEREAS, Employee desires to work for Employer and receive compensation and Employer desires to employ Employee;

     B. WHEREAS, Employer is engaged in the business of developing network attached technology;

     C. WHEREAS, Employee, in the course of employment, will obtain or develop confidential information and trade secrets;

     D. WHEREAS, Employee recognizes and acknowledges that Employer must maintain and preserve all such confidential information and trade secrets for the protection of its business, competitive position and goodwill; and

     E. WHEREAS, Employer desires assurance that Employee will not compete with it for a reasonable period of time after termination of employment, and Employee is willing to refrain from competition.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, and in consideration of Employee's employment and continued employment by Employer, it is agreed as follows:

                                   AGREEMENT

     1    Term. Subject to this Agreement's terms and conditions, Employer agrees to employ Employee for a period of three (3) years. The employment term shall commence April 2, 2001. Notwithstanding the foregoing term of employment, either the Employer or Employee may terminate this Agreement at any time, for any reason, or no reason, on three (3) days written notice to the other. In such event, Employee shall be entitled to severance as set forth herein and no other compensation.

     2. Duties. While employed by Employer, Employee shall devote her entire working time, skill and attention exclusively to the interests and business of Employer, shall perform such duties as may be assigned to her from time to time by Employer, shall comply to the best of her ability with all policies and directives issued by the Chief Executive Officer or the Employer's Board of Directors, and shall in all respects do her utmost to further enhance and develop the best interests and welfare of the Employer. Employee's specific title, responsibility, authority and reporting shall be as detailed on Exhibit "1" attached hereto and incorporated herein.

     3.   Compensation.

          3.1  Base Salary. The Employer shall pay to the Employee as base
               -----------
compensation the total sum of Two Hundred Twenty Five Thousand Dollars ($225,000.00) per year, payable at those intervals as the Employer shall pay other Executives. Said base salary shall be subject to annual review by the Employer's Board of Directors.

          3.2  Commission. In addition to said base salary, Employee shall also
               ----------
receive a commission amount calculated in accordance with the commission structure outlined in Exhibit 2. Said commission structure is subject to review on an annual basis or as other business conditions warrant. Modification to the commission structure shall require the consent of Employee and Employer. The commission structure shall be based on the revenue and gross margin plan as contained in the Board of Director approved Annual Operating Plan (AOP). The Employee shall significantly contribute to the development of the AOP as is appropriate to her position in the Company. The AOP may be revised as business conditions warrant.

          3.3  Insurance Coverage. Employer shall make available to Employee and
               ------------------
her dependents whatever coverage Employee shall elect under Employer's standard corporate medical, dental, life and disability insurance programs as each such respective benefit is made available to any other Executive employee of Employer at a comparable level within the organization.

          3.4  Expenses. Employer shall reimburse employee for all reasonable
               --------
entertainment, promotion or other expenses advanced by her on behalf of Employer, in accordance with Company policy.

          3.5  Other Incentives. Employee shall be entitled to participate in
               ----------------
any other Employee incentive programs offered by Employer, including but not limited to such programs as a Section 401(k) Plan and a Section 125 Plan.

          3.6  Vacation. Employee will initially be entitled to twenty (20) days
              --------
of vacation per year accrued ratably on a bi-weekly basis. Vacation time may be accrued and used in accordance with the Employer's Vacation Policy.

          3.7  Car Allowance. Employee shall be paid a $650.00 per month car
               -------------
allowance to cover all auto-related expenses including gasoline.

          3.8  Stock Options. Employer shall grant to Employee stock options as
               -------------
indicated in the subparagraph(s) below:

               3.8.1 259,870 Non-Qualified Stock Options to vest according to the following schedule.

               (i) 64,968 options to vest on Employee's first anniversary of Employee's date of employment.
               (ii) The remaining 194,902 options to vest ratably per month thereafter for a period of 36 months.

               3.8.2 The Non-Statutory Stock Option Agreement for the above options is attached hereto and incorporated herewith as Exhibit "3."

Stock options shall permit exercise by broker-assisted simultaneous exercise and sale, in addition to exercise by cash.

          3.9  Special Additional Options. Employer shall grant to Employee Non-
               --------------------------
Qualified Stock Options equal to $100,000.00 based on the stock's closing price as quoted on NASDAQ the business day immediately prior to Employee's start date, in lieu of covering relocation costs and a signing bonus. The strike price shall be $.10 per share. One half of said options shall be fully vested and tradable upon Employee's first day of employment. The remaining options shall vest on the first anniversary of Employee's date of employment, or upon sale of her residence, whichever occurs first. The Non-Statutory Stock Option Agreement for the above options is attached hereto and incorporated herewith as Exhibit "4." The parties agree that the transaction described in this Section 3.9 will be treated for tax purposes as a grant of non-qualified options, and that taxable income to the Employee will be reported only upon exercise of such option, but not upon its grant.

     4. Termination. The Employer shall have the right to terminate employment of Employee at any time, with or without cause. Employee shall have the advantage of certain severance benefits on termination provided in that certain Severance Agreement attached hereto and incorporated herein as Exhibit "5."

          4.1  Termination without Cause. For purposes of this Agreement, the
               -------------------------
Company shall be deemed to have terminated Executive's employment without "Cause" if Executive's employment is terminated for any reason other then the following: (i) Executive commits a felony or possesses, uses or sells illegal drugs; (ii) Executive significantly neglects, or materially inadequately performs, her duties as an employee of the Company; (iii) Executive breaches a fiduciary duty to the Company or its shareholders involving personal profit to Executive; (iv) Executive is deceased; or (v) Executive is disabled. Notwithstanding the foregoing, Executive shall be deemed to have been terminated without Cause (except in the case of death) unless the Company delivers to the Executive a copy of a resolution duly adopted by the affirmative vote of not less a majority of the entire membership of the Company's Board of Directors finding that, in the opinion of the Board, Executive engaged in the applicable conduct set forth in subsection (i), (ii) or (iii) above or Executive is disabled. For purposes of this Agreement, Executive shall be considered disabled if she has been physically or mentally incapable of performing her essential job duties hereunder for (i) a continuous period of at least one hundred twenty
(120) days or (ii) a total of one hundred fifth (150) days during any one hundred and eighty (180) day period, and Executive has not recovered and returned to the full time performance of her duties within thirty days after written notice is given to her by the Company following such 120 day period or 180 day period, as the case may be.

     5.   Confidential Information.

          5.1  Definition. "Confidential information" means information that is
               ----------
proprietary to the Employer or proprietary to others and entrusted to the Employer, whether or not trade secrets. Confidential information includes, but is not limited to, information relating to business plans and to business as conducted or anticipated to be conducted, and to past, current or anticipated products. Confidential information also includes, without limitation, Employer information concerning (a) price lists, (b) costs of production, and (c) raw material costs, (d) selling costs, (e) delivery costs, (f) information concerning new or proposed new products, including the nature and design of such products and the plans for marketing such products, (g) internal procedures and policies, (h) customer lists, account names, contacts, addresses and sales activity, (i) names and addresses of suppliers and vendors, (j) tax and financial information, (k) reserves, (1) intellectual property owned or leased by the company, (m) banking relationships and arrangements (n) Employees,
(o) management personnel and policies, (p) quotation names, addresses, contacts and quote workups, (q) all mailing lists, (r) company product training materials and courses, and (s) company computer programs and printouts.

          5.2  Prohibitions Against Use. During or subsequent to the termination
               ------------------------
of Employee's employment, whether termination is voluntary or involuntary, Employee will not use or disclose, other than in connection with employment with the company, any confidential information to any person not employed by the company or not authorized by the company to receive such confidential information without the prior written consent of the company. Employee will use reasonable and prudent care to safeguard and protect and prevent the unauthorized use and disclosure of confidential information. The obligations contained in this paragraph will survive for as long as the company in its reasonable judgment considers the information to be confidential information.

     6. Protective Covenant/Non-Solicitation. While employed by Employer and for a period of eighteen (18) months after cessation of employment, whether termination is voluntary or involuntary, Employee shall not in any manner solicit or cause to be solicited any of Employer's customers, clients or former or prospective customers for the purpose of soliciting business from them, without the written consent of Employer, unless Employee can establish that she did so without use of any Confidential Information. Employee further agrees that during her employment and for one (1) year after termination of her employment, she will not directly or indirectly, in any manner, request or induce any Employee of Employer to leave her/his employment with Employer, unless expressly authorized or instructed to do so in writing by Employer.

     It is understood by both parties to this Agreement that the protective covenants meant for the reasonable protection of the business of Employer and not to impair the ability of Employee to earn a living. Should any portion of this covenant be construed by a court of law or equity as less than reasonable, the parties agree to the establishment by such court of an obligation for the protection of Employer's business that it deems reasonable.

     7. Return of Property. All documents, drawings, lists, records or other tangible or intangible thing relating to the business of Employer that Employee originates or comes into the Employee's possession in any way during the employment period shall remain the sole property of Employer. Any copies, abstracts or summaries of such items are likewise the sole property of Employer. Employee shall not make copies or prepare abstracts or summaries of such items except for the sole use and account of Employer and with the consent and instruction of Employer's management. Upon termination of employment of Employee, s/he shall immediately return to Employer all such items in her or his possession, as well as all of Employer's property s/he has received for assistance in performing work duties, including but not limited to those items outlined above, as well as any of Employer's equipment or supplies. Employee shall be liable for damages to Employer for any such property not so returned.

     8. Arbitration. If any dispute hereafter arises between the parties hereto and/or their agents or employees relating to the terms and provisions of this Agreement or otherwise, including but not limited to any claim for breach of any contract or covenant (express or implied), tort claims, claims for discrimination or harassment (including, but not limited to race, sex, religion, national origin, age, handicap or disability), claims for compensation or benefits (except where a benefit plan or pension plan or insurance policy specifies a different claims procedure) and claims for violations of any federal, state or other governmental law, statute, regulation or ordinance (except for claims involving worker's compensation benefits), then either party may initiate arbitration proceedings in accordance with the Employment Rules of JAMS ENDispute, as the exclusive remedy for such dispute and in lieu of any court action, which is hereby consent to such arbitration, and any arbitration award shall be final and binding. Neither party shall disclose the existence of any dispute or the terms of any arbitration decision to any third party, other than legal counsel, accountants, and financial advisors or as required by law.

     9. Attorneys' Fees. In the event of any arbitration arising out of the subject matter hereof, the prevailing party shall be entitled to recover from the non-prevailing party its costs and expenses (including reasonable attorney's fees) incurred in such arbitration.

     10. Remedy. Employee acknowledges and agrees that the confidential information, trade secrets and special knowledge acquired by her during her employment with Employer is valuable and unique, and that breach by her of the provisions of this Agreement will cause Employer irreparable injury and damage. It cannot be reasonably or adequately compensated by money damages. Employee, therefore, expressly agrees that Employer shall be entitled to injunctive or other equitable relief in order to prevent a breach of this Agreement or any part thereof, in addition to such other remedies legally available to Employer. Employee expressly waives the claim or defense that Employer has an adequate remedy at law.

     11. Applicable Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of California.

     12. Severability. In the event that any portion of this Agreement shall be deemed unenforceable or void, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

     13. Entire Agreement. It is agreed that the provisions of the Agreement contain the entire agreement on the subject covered between the parties, and cannot be modified orally, and can only be modified by written agreement signed by Employee and Employer. This Agreement shall be binding upon the parties and their respective heirs, administrators and assigns.

     14. Voluntary Agreement. I understand I will have access to confidential information and customer accounts while employed by Employer. I further acknowledge that I have freely and voluntarily entered into this Agreement, which contains restrictions on my ability to compete with Lantronix for any reason. I recognize that Lantronix has provided me adequate consideration for my agreement herein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date identified at the beginning of the Agreement.


                                       "EMPLOYEE"

                                       /s/ DEBBIE URES
                                       ---------------------------
                                       Debbie Ures


                                       LANTRONIX


                                       By: /s/ FREDERICK G. THIEL
                                           -----------------------
                                            Frederick G. Thiel
                                       Its: President and C.E.O.

                                  EXHIBIT "1"

TITLE:             Vice President of Worldwide Sales

RESPONSIBILITIES:  The responsibilities of the V.P. of Worldwide Sales are as follows:

                       . Manage the entire range of sales activities for the Company, including both domestic and international, to achieve the targeted growth rate;

                       . Formulate and recommend policies and procedures on all sales matters; and

                       .  Other duties as required.

AUTHORITY:         The V.P. of Worldwide Sales is empowered to make decisions, create policies, and authorize engagements that, upon the CEO's request, she can demonstrate to be consistent with a reasonable interpretation of the Company's objectives.

REPORTING:         The V.P. of Worldwide Sales reports to the President and
                   Chief Executive Officer of the Company. The Company's
                   Directors of Sales and all other sales personnel (whether employees or independent) will report directly or indirectly to the V.P. of Worldwide Sales.

                                  EXHIBIT "2"

                   EXECUTIVE COMMISSION COMPENSATION PROGRAM
                   -----------------------------------------

The Employee's annual target commission shall be $125,000.00. The commission shall be calculated and paid out on a pro rata basis each quarter, in accordance with the Company's regularly scheduled commission payments.

In order to be eligible for a commission payment, at least 80% of the quarterly weighted average revenue and gross margin plan must be achieved.

The quarterly weighting between revenue and gross margin shall be 60% gross margin dollar plan and 40% revenue plan. The quarterly payment will be increased or decreased by taking the quarterly percentage of the revenue and gross margin plan achieved and multiplying it by the quarterly targeted commission amount.

Examples:

If 110% of the quarterly revenue and gross margin plans were achieved, then the commission payment would be $34,375.00 ($125,000/4 x 110%).

If 80% of the quarterly revenue and gross margin plans were achieved, then the commission payment would be $25,000.00 ($125,000/4 x 80%).

If less than 80% of the quarterly revenue and gross margin plans were achieved, then the commission payment would be zero.

                                  EXHIBIT "3"



                   Lantronix Non-Statutory Stock Option Plan



                               [To Be Attached]

                                  EXHIBIT "4"


                   Lantronix Non-Statutory Stock Option Plan
                                 Bonus Options


                               [To Be Attached]

                                  EXHIBIT "5"

                              SEVERANCE AGREEMENT

     This Severance Agreement ("Agreement") is made and entered into by LANTRONIX, a Delaware corporation ("Company"), and Debbie Ures ("Executive").


                                   RECITALS

     WHEREAS, Executive is employed as V.P. of Worldwide Sales of the Company;
and

     WHEREAS, the Company desires to provide certain benefits to Executive as described herein as an incentive for Executive to continue to serve as an officer of the Company.


                                   AGREEMENT

     NOW THEREFORE, in consideration of the promises and covenants set forth in this Agreement and for other valuable consideration, the parties agree as follows:

     1.  Termination or Resignation Following a Change in Control.  If a "Change
         --------------------------------------------------------
in Control" (as hereinafter defined) of the Company occurs after the date hereof, and after or in connection with such Change in Control either (i) the Company terminates Executive without "Cause" (as hereinafter defined) on or before the two year anniversary of the date of the Change in Control, or (ii) Executive resigns with "Good Reason" (as hereinafter defined) on or before the two year anniversary of the date of the Change in Control, then as a severance benefit and in lieu of all other compensation or damages (except as set forth in Section 4 hereof) the Company shall:

          a. Continue to pay Executive her current base salary as in effect on the date of such termination or resignation through the end of the month in which the applicable termination or resignation occurred and continuing for a period of eighteen (18) months, payable either in monthly installments within five days after the end of each month, or at the option of Executive (i) 50% in a lump sum within 45 days after the date of termination or resignation and (ii) 50% in eighteen (18) equal monthly installments, commencing within fifteen days following termination or resignation and continuing thereafter on the same day of each month;

          b. Pay Executive an amount equal to 100% of her commission for the quarter in which the separation of employment takes place;

          c. Continue to provide Executive, at Company expense, all medical, disability and life insurance benefits provided to her immediately prior to the date of such termination or resignation (or, at the option of Executive, immediately prior to the date of the Change in Control) for a period of eighteen (18) months following the date of such termination or resignation, or, if any of such benefits cannot be provided to Executive for such eighteen (18) month period under the Company's policies as then in effect or under applicable law, then the Company shall pay Executive an amount equal to the monthly premiums paid on behalf of Executive for such benefits at the time of such termination or resignation for a period beginning on the date the Executive's participation in such benefits is prohibited and ending on the date that is eighteen (18) months following the date of such termination or resignation, payable in monthly installments within five days after the end of each month; and

         d. Accelerate the vesting of 50% of all unvested stock options granted to Executive under the Company's stock option or other benefit plan;

     2.  Termination For Reasons Not Associated with a "Change in Control". If
         -----------------------------------------------------------------
the Company terminates Executive without "Cause," for reasons not associated with a "Change in Control," then as a severance benefit and in lieu of all other compensation or damages (except as set forth in Section 4 hereof) the Company shall:

         a. Continue to pay Executive her current base salary as in effect on the date of such termination or resignation through the end of the month in which the applicable termination or resignation occurred and continuing for a period of nine (9) months, payable either in monthly installments within five days after the end of each month, or at the option of Executive (i) 50% in a lump sum within 45 days after the date of termination or resignation and (ii) 50% in nine (9) equal monthly installments, commencing within fifteen days following termination or resignation and continuing thereafter on the same day of each month;

         b. Pay Executive an amount equal to 100% of her commission for the quarter in which the separation of employment takes place;

         c. Continue to provide Executive at Company expense all medical, disability and life insurance benefits provided to her immediately prior to the date of such termination or resignation (or, at the option of Executive, immediately prior to the date of the Change in Control) for a period of nine (9) months following the date of such termination or resignation, or, if any of such benefits cannot be provided to Executive for such nine (9) month period under the Company's policies as then in effect or under applicable law, then the Company shall pay Executive an amount equal to the monthly premiums paid on behalf of Executive for such benefits at the time of such termination or resignation for a period beginning on the date the Executive's participation in such benefits is prohibited and ending on the date that is nine (9) months following the date of such termination or resignation, payable in monthly installments within five days after the end of each month; and

         d. Extend the vesting period of all unvested stock options for a period of three years beyond the date of termination. Extend the post-termination exercise period for all vested stock options to coincide with this three-year extension.

3.  Definitions.
    -----------

          a.  Change in Control. For purposes of this Agreement, the term
              -----------------
"Change in Control" shall be deemed to have occurred if (i) any transaction (or series of transactions) is consummated whereby all, or substantially all, of the assets of the Company are sold, leased, exchanged or transferred, (ii) any person or entity, or group or affiliated persons or entities (other than any person who on the date of this Agreement is a director or officer of the Company, or their heirs, family members or trusts), becomes, directly or indirectly, the owner of securities of the Company which represent 50% or more of the combined voting power or equity of the Company's then outstanding securities, (iii) any transaction is consummated whereby the Company merges or consolidates with or into another entity and the owners of the Company immediately prior to such merger or consolidation do not own, directly or indirectly 50% or more of the combined voting power and equity of the surviving entity, or (iv) the shareholders of the Company approve the dissolution or liquidation of the Company.

          b.  Termination without Cause. The Company in its sole discretion may
              -------------------------
terminate Executive's employment at any time with or without Cause. For purposes of this Agreement, the Company shall be deemed to have terminated Executive's employment without "Cause" if Executive's employment is terminated for any reason other then the following: (i) Executive commits a felony or possesses, uses or sells illegal drugs; (ii) Executive significantly neglects, or materially inadequately performs, her duties as an employee of the Company;
(iii) Executive breaches a fiduciary duty to the Company or its shareholders involving personal profit to Executive; (iv) Executive is deceased; or (v) Executive is disabled. Notwithstanding the foregoing, Executive shall be deemed to have been terminated without Cause (except in the case of death) unless the Company delivers to the Executive a copy of a resolution duly adopted by the affirmative vote of not less a majority of the entire membership of the Company's Board of Directors finding that, in the opinion of the Board, Executive engaged in the applicable conduct set forth in subsection (i), (ii) or
(iii) above or Executive is disabled. For purposes of this Agreement, Executive shall be considered disabled if he has been physically or mentally incapable of performing her essential job duties hereunder for (i) a continuous period of at least one hundred twenty (120) days or (ii) a total of one hundred fifth (150) days during any one hundred and eighty (180) day period, and Executive has not recovered and returned to the full time performance of her duties within thirty days after written notice is given to her by the Company following such 120 day period or 180 day period, as the case may be.

          c.  Resignation with Good Reason. Executive may resign at any time
              ----------------------------
with or without Good Reason. For purposes of the Agreement, Executive shall be deemed to have resigned with "Good Reason" following a Change in Control if she resigns within ninety days after the Company has taken any of the following actions without Executive's express written consent; (i) the Company "Substantially Lessens Executive's Title" (as defined on Exhibit 5A attached hereto); (ii) the Company Substantially Reduces Executive's Senior Authority (as defined on Exhibit 5A attached hereto); (ii) the Company assigns material duties to Executive which are materially inconsistent with Executive's status as an officer of the Company; (iii) the Company reduces Executive's base salary or benefits from that in effect at the time of the Change in Control (unless such reduction is in connection with a salary or benefit reduction program of general application to officers of the Company); (iv) the Company requires Executive to be based more than fifty (50) miles from her present office location, except for required travel consistent with

Executive's business travel obligations; or (v) the Company fails to obtain the assumption of this Agreement by any successor or assign of the Company.

     4.  The Company's Obligations Under This Agreement. Executive shall not be
         ----------------------------------------------
entitled to any of the benefits of Sections 1 and 2 if the Company terminates Executive's employment or if Executive resigns under circumstances other than as specifically set forth in Sections 1 and 2. The Benefits set forth in Sections 1 and 2 constitute the sole obligations of the Company to Executive upon any termination or resignation and are in lieu of any damages or other compensation that Executive may claim under other Company policies or otherwise, except for Executive's salary which has been earned up to the date of termination or resignation, compensation for any accrued and unused vacation up to the date of termination or resignation, reimbursement for business expenses incurred up to the date of termination or resignation (in accordance with the customary policies of the Company), and any benefits that the Company is required to provide to Executive after the date of termination or resignation under COBRA or pursuant to any ERISA plans of the Company. The benefits on termination or resignation provided in this Agreement are in substitution for any severance or termination benefits otherwise available under Company policies of general application. The benefits on termination or resignation provided in this Agreement shall not be reduced by any compensation or benefits received by Executive from any subsequent employer or any other third party.

     5.  Withholding of Taxes; Tax Reporting. The Company may withhold from any
         -----------------------------------
amounts payable under this Agreement all such Federal, state, city and other taxes, and may file with appropriate governmental authorities all such information, returns or other reports with respect to the tax consequences of any amounts payable under this Agreement, as may, in its judgment, be required by law.

     6.  Assignment. Executive may not assign this Agreement. The Company shall
         ----------
be entitled to assign this Agreement to any successor in interest to its business. The Company will obtain an assumption of this Agreement by any successor or assign to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by acquisition, merger, consolidation or otherwise), but the failure to obtain such assumption shall not prevent or delay such acquisition, merger, consolidation or other transaction or relieve the Company of its obligations under the Agreement. This Agreement shall bind and inure to the benefit of the Company's successors and assigns, as well as Executive heirs, executors, administrators, and legal representatives.

     7.  Notices. Any notice, request, demand or other communication required or
         -------
permitted hereunder shall be deemed to be properly given when personally served or three (3) days after deposit in the United States mail, registered or certified, postage prepaid, return receipt requested, addressed to the Company at its principal office or to Executive at her last known address.

     8.   Entire Agreement. This Agreement, together with the documents
          ----------------
referenced herein, contains the entire agreement of the parties hereto with respect to the subject matter hereof it supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, written, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the Company and Executive.

     9.   Attorneys' Fees. In the event of any arbitration arising out of the
          ---------------
subject matter hereof, the prevailing party shall be entitled to recover from the non-prevailing party its costs and expenses (including reasonable attorney's fees) incurred in such arbitration.

     10.  Arbitration. If any dispute hereafter arises between the parties
          -----------
hereto and/or their agents or employees relating to the terms and provisions of this Agreement or otherwise, including but not limited to any claim for breach of any contract or covenant (express or implied), tort claims, claims for discrimination or harassment (including, but not limited to race, sex, religion, national origin, age, handicap or disability), claims for compensation or benefits (except where a benefit plan or pension plan or insurance policy specifies a different claims procedure) and claims for violations of any federal, state or other governmental law, statute, regulation or ordinance (except for claims involving worker's compensation benefits), then either party may initiate arbitration proceedings in accordance with the Employment Rules of JAMS ENDispute, as the exclusive remedy for such dispute and in lieu of any court action, which is hereby consent to such arbitration, and any arbitration award shall be final and binding. Neither party shall disclose the existence of any dispute or the terms of any arbitration decision to any third party, other than legal counsel, accountants, and financial advisors or as required by law.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date identified at the beginning of the Employment Agreement.


                                            EXECUTIVE:

                                            /s/ DEBBIE URES
                                            ---------------------------
                                            Debbie Ures



                                            COMPANY:


                                            LANTRONIX,
                                            A Delaware Corporation


                                            By: /s/ FREDERICK G. THIEL
                                                -----------------------
                                                  Frederick G. Thiel
                                            Its:  President and C.E.O.

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

                                 EXHIBIT "5A"

                                 (Debbie Ures)

     "Substantially Lessens Executive's Title" shall mean that the Executive does not have the title of V.P. Worldwide Sales or some higher title.

     The Company will be deemed to have Substantially Reduced Executive's Senior Authority if Executive no longer has authority for the entire range of sales activities of the Company on a day-to-day basis.

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